As filed with the Securities and Exchange Commission on Aug 14 , 2018

Registration No:

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUESTCORP GLOBAL INC.
(Exact name of registrant as specified in its charter)

Nevada	8200	30-0894549
(State of other jurisdiction	(Primary Standard Industrial	(IRS Employer
of incorporation)	Classification Code Number)	Identification No.)

See Kok Chong
Chief Executive Officer
Wisma Quest, No 36-4, Jalan Metro Pudu, Fraser Business Park, Off Jalan Yew,

55100, Kuala Lumpur, Malaysia

Tel: +603 8933 6218
E-mail: questcorpglobal@gmail.com
Web Site: www.questcorpglobal.com
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VCorp Services, LLC

1645 Village Center Circle, Suite 170

Las Vegas, NV 89134
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communication to:
Aaron D. McGeary, The McGeary Law Firm, P.C.
1600 Airport Fwy., Suite300, Bedford, Texas 76022

Telephone (817)-282-5885 Fax (817)-282-5886

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)	Emerging growth company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,466,667	$0.75	$4,100,000	$510.45
Total	5,466,667	$0.75	$4,100,000	$510.45

(1) Includes 666,667 shares of common stock offered directly by the Company and 4,800,000 shares of common stock offered by the Selling Shareholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock, as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) There is no current market for the securities; the price at which the shares are being offered has been arbitrarily determined by us; this price is used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2018

PRELIMINARY PROSPECTUS

QUESTCORP GLOBAL INC.

666,667 SHARES OF COMMON STOCK AT $0.75 PER SHARE

Prior to this Offering, no public market has existed for the common stock of QUESTCORP GLOBAL INC. Upon completion of this Offering, we will attempt to have the shares quoted on the OTC Marketplace operated by OTC Markets Group, Inc. There is no assurance that the shares will ever be quoted on the OTC Marketplace. To be quoted on the OTC Marketplace, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares and we may fail to engage a market maker who is willing to initiate the trading of our common stock.

This Prospectus relates to the offering by QUESTCORP GLOBAL INC. (“QUESTCORP,” “we,” “our,” the “Company” or the “Registrant”) of a) a total of 666,667 shares (the “Shares”) of our common stock on a “self-underwritten” basis at a fixed price of $0.75 per share (the “QUESTCORP Shares”) and b) the shareholders named in this prospectus, “Selling Shareholders”, who are registering in the aggregate, 4,800,000 shares of common stock that such Selling Shareholders currently hold. We will not receive any proceeds from the shares of common stock sold by the Selling Shareholders. There is no minimum number of shares required to be purchased by each investor for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 365 days. At the discretion of our board of directors, we may discontinue the offering before expiration of the 365 days period or extend the offering for up to 90 days following the expiration of the 365 days offering period. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 666,667 shares is a “best efforts” offering, which means that our Chief Executive Officer (“CEO”) will use his best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.75 per share for the duration of the offering. The Selling Shareholders will be offering shares at a fixed price of $0.75 per share until our common stock becomes quoted or listed but the Company is offering our shares at a fixed price of $0.75 for the duration of the offering. There is no minimum number of shares required to be sold to close the offering, therefore the net proceeds may range between $0 and $500,000. Proceeds from the sale of the shares will be used to fund our business operation, business development and mobile application development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have agreed to bear all the expenses incurred in connection with the registration of these shares. The Selling Shareholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of shares of their common stock.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our CEO will be solely responsible for selling shares under this offering for the Company and no commission will be paid on any sales. The Selling Shareholders will be responsible for selling their own shares.

There is no minimum offering of the QUESTCORP Shares.

The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company. None of the Company’s shareholders or management have plans to enter a change of control or change of management.

We are an operating company focusing on education, coaching and mentoring, consulting, organizational strategic development and event management business activities.

These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment. There is currently no public trading market for the securities.

Management will have sole control over company’s accounts. We have not made arrangements to place the funds in an escrow account with a third-party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process. (see “Use of Proceeds” and “Plan of Distribution” sections)

This is our initial public offering. Prior to this offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market. After the effective date of the registration statement, we intend to list our common stock on the OTC Marketplace, which is maintained by the OTC Markets Group.

This Offering of shares will terminate 365 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed.

Our CEO will market our common stock and offer/sell the securities on our behalf. This is a best effort direct participation offering that will not utilize broker-dealer arrangement. No Officer or Director will receive any compensation for her/his role in selling shares in the offering.

Our Officer and Director may be considered a promoter of the Company due to his participation in and management of the business since our incorporation.

The Company is considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

Before purchasing any of the common stock covered by this Prospectus, carefully read and consider the risk factors included in the section entitled “RISK FACTORS”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus. We have not authorized any person to provide you with any information about this offering, QUESTCORP GLOBAL INC., or the shares offered hereby that is different from the information included in this Prospectus.

THE DATE OF THIS PROSPECTUS IS FEBRUARY 8, 2018.

TABLE OF CONTENTS

THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.

1

PART I

SUMMARY

This summary provides a brief overview of the key aspects of our offering. It may not contain all the information that is important to you. You should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors,” and our financial statements and their accompanying notes.

In this Prospectus, “QUESTCORP,” “we,” “our,” the “Company” or the “Registrant” refer to QUESTCORP GLOBAL INC., unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending March 31. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock, par value $0.0001 per share.

The summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

COMPANY OVERVIEW

QUESTCORP GLOBAL INC. was incorporated in the State of Nevada on January 20, 2016. Our executive office is located at Wisma Quest, No 36-4, Jalan Metro Pudu, Fraser Business Park, Off Jalan Yew, 55100, Kuala Lumpur, Malaysia.

QUESTCORP is a coaching and training company focusing on career and executive coaching. We work with individuals to develop resilience to enable individuals to maximize their performance and productivity at both a personal and professional level.

QUESTCORP operates entirely through Quest International Group Limited, a Seychelles company. It should be noted that our wholly owned subsidiary, Quest International Group Limited owns 100% of Quest HK Limited, a Hong Kong Company. Quest HK Limited in turn owns 51% of Questcorp Australia Pty Ltd, the operating Australia Company and 100% of Quest Masteryasia Group Sdn Bhd, the operating Malaysia Company which will describe below. All these entities share the same exact business plan.

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Note: The purpose of the Company’s Seychelles subsidiary structure is for the Seychelles subsidiary to act as a holding company and we will utilize this subsidiary to prepare for future expansion efforts. The purpose of setting up a Hong Kong company is we plan to expand our business into China, and Hong Kong is a gateway to China. Moreover, we would like to protect our company’s Intellectual Property in China before entering the China market, therefore we will apply for our trademark first by using our Hong Kong company. The purpose of the Australia company is we plan to expand our business into Australia. The purpose of the Malaysia company is current business operations are in Malaysia.

QUESTCORP’s vision is to be the leading coaching, mentoring and training company in Asia. We offer three programs that help individuals and companies. Our programs consist of:

1.	Certified Professional Trainer (CPT) Program

Certified Professional Trainer (CPT) program is a dynamic career development program designed to provide a range of skills needed to become a professional trainer. A Certified Professional Trainer is a person who has been trained in proper training skills on how to run his or her own training business and has the methodology to run a successful training business. Our company currently offers certain training modules online, which includes Sales Training I, II and III, Selling to Corporate Clients, Training Needs Analysis and Design, Personal Image Branding and Marketing Mastermind Session. The rest of the training modules are workshop base.

2.	Money Mastery Mentorship Program

Money Mastery Mentorship Program, an online learning portal that is designed to help individuals to achieve financial independence through a unique, personalized wealth creation system, designed according to individual’s passion and strengths.

3.	Wealth Academy Investor Program

Wealth Academy Investor Program is a 3-day comprehensive and practical investment camp designed to help individual to achieve financial freedom through the power of investing to generate multiple income streams and increase their net worth. The training modules are all workshop base.

Also, we organize and manage Multiple Sources of Income Summit (MSI) every year. MSI is an event and a channel for individuals to learn, explore and embark on covering the many investments, businesses and income generation opportunities available in the market. MSI is a one-stop platform designed for audience to be exposed to various investment income, opportunities, businesses & property investment.

Our Company has operation only in Malaysia. We intend to expand our business to Hong Kong and China in the second quarter of 2018, subsequently to Australia in the third quarter of 2018 by setting up offices in targeted countries.

We will receive proceeds from the sale of 666,667 shares of our common stock and intend to use the proceeds from this offering to further develop our available products and grow our current level of operation. There is uncertainty that we will be able to sell any of the 666,667 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $27,010, are being paid for by the Company. The maximum proceeds to us from this offering ($500,000) will satisfy our basic subsistence level cash requirements for up to 12 months. 75% of the possible proceeds from the offering by the company ($375,000) will satisfy our basic subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($250,000) will sustain us for up to 6 months, and 25% of the proceeds ($125,000) will sustain us for up to 3 months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period.

We believe that we have sufficient cash on hand to meet our anticipated operational needs for at least a year even we are not able to raise additional capital within 12 months of the effective date of this registration statement. If insufficient funds are raised in this offering, we plan to borrow funds from our management or use the remaining available funds in the company.

THE OFFERING

We have authorized capital stock consisting of 600,000,000 of common stock, $0.0001 par value per share and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 112,085,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. We are offering, on a self-underwritten basis, a total of 666,667 shares of the common stock of our Company at a price of $0.75 per share. This is a fixed price Offering. This Offering of shares will terminate 365 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

There is no minimum offering of the QUESTCORP Shares.

3

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this Prospectus is for investment purposes only; no market for our common stock currently exists. Please refer to “RISK FACTORS” and “DILUTION” sections before making an investment in our stock.

Securities Being Offered	666,667 shares of common stock and 4,800,000 shares of common stock offered by the Selling Shareholders

Offering Price	$0.75 per share

Offering Period	The shares are being offered for a period not to exceed 365 days from the effective date of this Prospectus

Number of Common Stock Issued and Outstanding Before Offering	112,085,000 shares, including 82,000,000 shares held by our Officer and Director, and 30,085,000 held by other 148 shareholders

Number of Common Stock to be Issued and Outstanding After Offering	112,751,667 shares if we sell all of the shares we are offering

Net Proceeds to Our Company	$500,000

Use of Proceeds	The principal purposes of our initial public offering are to create a public market for our common stock and thereby enable future access to the public equity markets by us and our employees, obtain additional capital, and facilitate an orderly distribution of shares for the selling stockholders. We intend to use the net proceeds to us from our initial public offering for working capital, enhancing our mobile application, and for other general corporate purposes.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” section.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

4

SUMMARY FINANCIAL INFORMATION

The following tables set forth a summary of the Company’s financial information as provided in its year-end financial statements. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under “Management’s Discussion and Analysis”.

	Year ended March 31, 2018	Year ended March 31, 2017
Statement of operations data
Revenue	$608,374	$91,376
Net loss	$(377,543)	$(234,862)
Net loss per share, basic and diluted	$(0.004)	$(0.003)
Weighted average number of shares outstanding, weighted and diluted	$110,534,236	$61,768,165

	As of March 31, 2018	As of March 31, 2017
Balance Sheet data
Cash and cash equivalents	$302,855	$360,806
Working capital	$522,907	$332,500
Total assets	$1,017,709	$513,078
Total stockholder’s equity	$703,249	$339,704

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RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

RISKS RELATED TO OUR BUSINESS

WE DERIVE ALL OUR REVENUE FROM MALAYSIA, WHICH MAY BE SUBJECT TO COUNTRY RISKS IN MALAYSIA.

The economy of Malaysia in general might not grow as quickly as expected, which could adversely affect our revenues and business prospects. Our business and prospects depend on the continuing development and expansion of the training industry in Malaysia, which in turn depends upon the continuing growth of the economy of Malaysia in general. We cannot assure you, however, that the Malaysia training industry will continue to grow.

IF WE ARE UNABLE TO HIRE QUALIFIED PERSONNEL AND RETAIN OR MOTIVATE KEY PERSONNEL, WE MAY NOT BE ABLE TO GROW EFFECTIVELY.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

WE OPERATE IN A HIGHLY COMPETITIVE MARKET WITH RAPID TECHNOLOGICAL CHANGE, AND WE MAY NOT HAVE THE RESOURCES NEEDED TO COMPETE SUCCESSFULLY.

Online education is a highly competitive market that is characterized by rapid changes in our learners’ technological requirements and expectations and evolving market standards. Competitors vary in size and organization from traditional colleges and universities, corporate universities and software companies providing online education and training software. Each of these competitors may develop platforms or other technologies that are superior to the platform and technology we use. We may not have the resources necessary to acquire or compete with technologies being developed by our competitors, which may render our online delivery format less competitive or obsolete.

OUR FINANCIAL PERFORMANCE DEPENDS ON OUR ABILITY TO DEVELOP AWARENESS OF OUR TRAINING PROGRAMS AND WE MAY NOT BE SUCCESSFUL IN DOING SO.

The continued development of awareness of the training programs offered by our Company among our clients is critical to the continued acceptance and growth of our sales. If we are unable to continue to develop awareness of the programs, this could negatively impact our company’s ability to increase revenues and achieve profitability. The following are some of the factors that could prevent us from successfully continuing to develop awareness of the programs:

●	the emergence of more successful competitors;

●	customer dissatisfaction with our programs and services;

●	its failure to maintain or expand our brand.

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WE MAY FAIL TO PROTECT THE INTELLECTUAL PROPERTY OF OUR TRAINING PROGRAM.

Our content of the training program is open to all participants who join the program internationally. There is a risk that our competitors may duplicate and misuse our training course’s materials. If we are not able to safeguard our materials, our business operation and reputation may be tarnished.

WE MAY FAIL TO ATTRACT OR RETAIN PARTICIPANTS TO ENROLL IN OUR TRAINING PROGRAM.

The success of our business depends primarily on the number of participants enrolled in our program and the amount of program fees that the participants are willing to pay. Therefore, our ability to continue to attract people to enroll in our programs without a significant decrease in program fees is critical to the continued success and growth of our business. This in turn will depend on several factors, including our ability to develop new programs and enhance existing programs to respond to changes in market trends and student demands, expand our geographic reach, manage our growth while maintaining the consistency of our teaching quality, effectively market our programs to a broader base of prospective students, develop and license additional high-quality educational content and respond to competitive pressures. If we are unable to continue to attract people to enroll in our courses without a significant decrease in program fees, our revenue may decline, and we may not be able to operate profitability.

OUR INTELLECTUAL PROPERTY IS NOT CURRENTLY PROTECTED BY TRADE MARKS, PATENTS OR COPYRIGHTS.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We have not filed for trade mark, patent, or copyright protection. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us. Any future trademark and patent applications may not be approved.

In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights.

Although we have taken measures to protect our proprietary rights, including the use of encryption, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business. Any of these events could have an adverse effect on our business and financial results.

WE ARE NOT CURRENTLY, BUT IN THE FUTURE, COULD BECOME A PARTY TO PATENT LAWSUITS AND OTHER INTELLECTUAL PROPERTY RIGHTS CLAIMS THAT ARE EXPENSIVE AND TIME CONSUMING, AND IF RESOLVED ADVERSELY, COULD HAVE A SIGNIFICANT IMPACT ON OUR BUSINESS, FINANCIAL CONDITION, OR RESULTS OF OPERATIONS.

Companies in the internet, technology, and media industries own large numbers of patents, copyrights, trademarks, and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. We presently are not involved in any such lawsuits, but in the future, as we face increasing competition and gain an increasingly high profile, including in connection with our initial public offering, it is possible that patent and other intellectual property claims against could arise. In addition, from time to time we may introduce new products, including in areas where we currently do not compete, which could increase our exposure to patent and other intellectual property claims from competitors and non-practicing entities.

Although the results of litigation and claims cannot be predicted with certainty, we do not believe that the final outcome of intellectual property claims will have a material adverse effect on our business, financial condition, or results of operations.

However, defending patent and other intellectual property claims is costly and can impose a significant burden on management and employees, we may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurances that favorable final outcomes will be obtained in all cases. We may decide to settle such lawsuits and disputes on terms that are unfavorable to us. Similarly, if any litigation to which we are a party is resolved adversely, we may be subject to an unfavorable judgment that may not be reversed upon appeal. The terms of such a settlement or judgment may require us to cease some or all of our operations or pay substantial amounts to the other party. In addition, we may have to seek a license to continue practices found to be in violation of a third party’s rights, which may not be available on reasonable terms, or at all, and may significantly increase our operating costs and expenses. As a result, we may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense or may not be feasible. Our business, financial condition, or results of operations could be adversely affected as a result.

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COMPUTER MALWARE, VIRUSES, HACKING, PHISHING ATTACKS AND SPAMMING COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. Computer malware, viruses, computer hacking and phishing attacks against online networking platforms have become more prevalent and may occur on our systems in the future. We believe that we could be a target for such attacks because of the incidence of hacking among students.

Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation or brand. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of our products and technical infrastructure may harm our reputation, brand and our ability to attract students to our website. Any significant disruption to our website or internal computer systems could result in a loss of students and could adversely affect our business and results of operations.

WE MAY NOT TIMELY AND EFFECTIVELY SCALE AND ADAPT OUR EXISTING TECHNOLOGY AND NETWORK INFRASTRUCTURE TO ENSURE THAT OUR PLATFORM IS ACCESSIBLE AND DELIVERS A SATISFACTORY USER EXPERIENCE TO THE PARTICIPANTS.

It is important to our success that participants be able to access our online learning portal at all times. We may in the future experience service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints due to an overwhelming number of participants accessing our portals simultaneously.

If our online portal is unavailable when participants attempt to access it, or it does not load as quickly as they expect, participants may seek other services and may not return to our portal as often in the future, or at all. This would negatively impact our ability to attract participants and brands and the frequency with which they use our website and mobile applications.

Our portal functions on software that is highly technical and complex and may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been deployed. Any errors, bugs, or vulnerabilities discovered in our code after deployment, inability to identify the cause or causes of performance problems within an acceptable period of time or difficultly maintaining and improving the performance of our platform, particularly during peak usage times, could result in damage to our reputation or brand, loss of students, loss of revenue, or liability for damages, any of which could adversely affect our business and financial results.

We expect to continue to make significant investments to maintain and improve the availability of our learning portal and to enable rapid releases of new features and products. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be harmed.

IF OUR CEO LEAVES THE COMPANY PRIOR TO SECURE THE REPLACEMENTS, WE WILL BE LEFT WITHOUT MANAGEMENT AND OUR BUSINESS OPERATIONS MIGHT CEASE

We depend on the services of our CEO, See Kok Chong, and our success depends on the decisions made by our CEO. The loss of the services of our CEO could have an adverse effect on our business, financial condition and results of operations. There is no assurance that our CEO will not leave the company or compete against us in the future, as we presently have no employment agreement with him. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of our CEO could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR CEO COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS

Our CEO, has had no experience for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, our CEO may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment.

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WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

WE ARE AN “EMERGING GROWTH COMPANY” AND INTEND TO TAKE ADVANTAGE OF REDUCED DISCLOSURE AND GOVERNANCE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES; AS A RESULT, OUR COMMON STOCK MAY BE LESS ATTRACTIVE TO INVESTORS

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Such exemptions include, but not limited to: not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer considered an emerging growth company, which in certain circumstances could be up to five years. There may be a less active trading market for our common stock and our stock price may be more volatile.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act, which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Furthermore, we will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

OUR SOLE OFFICER AND DIRECTOR DO NOT RESIDE IN THE UNITED STATES, SHAREHOLDERS MAY HAVE DIFFICULTIES ENFORCING THEIR LEGAL RIGHTS UNDER UNITED STATES SECURITIES LAWS

The U.S. stockholders would face difficulty in:

●	effecting service of process within the United States on our Officers;
●	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the Officers;
●	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our Officers; and
●	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our Officer and Director.

RISKS RELATING TO OUR COMMON STOCK

BECAUSE OUR CEO, WHO IS ALSO OUR SOLE PROMOTER, WILL OWN 72.73% OF THE OUTSTANDING SHARES AFTER THIS OFFERING, HE WILL RETAIN SIGNIFICANT CONTROL OF THE COMPANY, WHICH IN TURN COULD DECREASE THE PRICE AND MARKETABILITY OF THE SHARES

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After all 666,667 shares of common stock of this Offering are sold our CEO will hold 72.73 % of total outstanding shares and will retain significant control. As a result, our CEO will have an ability to influence the Company as follows:

* elect or defeat the election of our Directors;

* amend or prevent amendment of our articles of incorporation or bylaws;

* effect or prevent a merger, sale of assets or other corporate transaction; and

* affect the outcome of any other matter submitted to the stockholders for vote

Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholder.

In addition, sales of significant amounts of shares held by our CEO or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company; this could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

WE ARE SELLING SHARES IN THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ALL OF THE SHARES; WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS

This offering is self-underwritten, that is, we are not engaging the services of an underwriter to sell the shares. We intend to sell them through our CEO, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any/all of the shares. In the event we do not sell all of the shares before the expiration date of the Offering, we will have to seek alternative financing sources. There is no provision to refund all or portion of the funds to our existing shareholders raised by selling company shares.

THE OFFERING PRICE OF THE SHARES SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SHARES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY AND MAY MAKE OUR SHARES DIFFICULT TO SELL

Since our shares are not listed or quoted on any exchange or quotation system, the offering price for the sale of the shares of common stock by the Company was determined arbitrarily by management. The facts considered in determining the offering price were our financial condition and prospects, our current operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the shares.

SHARES SOLD BY THE SELLING SHAREHOLDERS MAY LIMIT THE AMOUNT OF PROCEEDS RAISED IN THE PRIMARY OFFERING

As the Company is only selling 666,667 of the 5,466,667 shares being registered in this offering, this may result in competition between the Company and the Selling Shareholders who may offer to the same investor groups. As such, it may limit the amount the Company is able to raise in the primary offering.

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SECURITIES, THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering by the selling stockholders, or, if developed, be sustained. After the effective date of the registration statement, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the OTCMarkets.com OTC Marketplace. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the acceptance criteria. Our common stock may never be quoted on the OTCMarkets.com OTC Marketplace, or, if quoted, a public market may not materialize.

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RISK OF LOSING INVESTMENT

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the OTCMarkets.com OTC Marketplace, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

PURCHASING PENNY STOCK LIMITS INVESTOR’S ABILITY TO RE-SELL

The shares offered by this Prospectus constitute “penny stock” under the Exchange Act. The shares will remain “penny stock” for the foreseeable future. “Penny stock” rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FINRA SALES REQUIREMENTS MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, RESTRICTING THE STATES WHERE YOU CAN RESELL THE SHARES OFFERED BY THIS PROSPECTUS

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of her investment.

IF QUOTED, THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE; YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE ACQUISITION PRICE

Even if our shares are quoted for trading on the OTCMarkets.com OTC Marketplace following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

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* variations in quarterly operating results;

* our announcements of significant progress and achievement of milestones;

* our relationships with other companies or capital commitments;

* additions or departures of key personnel;

* sales of common stock or termination of stock transfer restrictions;

* changes in financial estimates by securities analysts, if any; and

* fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

SINCE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON SHARES, STOCKHOLDERS SHOULD RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT

We have not declared or paid any dividends on our common stock since inception; we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock may have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

ADDITIONAL ISSUANCES OF OUR SECURITIES MAY RESULT IN IMMEDIATE DILUTION TO EXISTING SHAREHOLDERS

We plan to raise additional capital in order to expand our business. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 600,000,000 shares of common stock, of which 112,085,000 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority over issuing additional shares of common, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of your shares.

WE MAY ISSUE SHARES OF PREFERRED STOCK IN THE FUTURE WHICH MAY ADVERSELY IMPACT YOUR RIGHTS AS HOLDERS OF OUR COMMON STOCK

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time we have no shares of preferred stock issued and outstanding.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

OFFERS OR AVAILABILITY FOR SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued in the Private Placement upon the effectiveness of the registration statement required to be filed, or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY COMPANY; YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on January 20, 2016 and has only a limited operating history and the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE MAY RECEIVE NO PROCEEDS OR VERY MINIMAL PROCEEDS FROM THE OFFERING AS OUR SELLING SHAREHOLDERS MAY SELL THEIR SHARES DURING AND AFTER THE OFFERING PERIOD

This prospectus has registered 4,800,000 shares of common stock by selling shareholders. If a market is ever established after the company’s shares are approved for trading on the OTC Markets, the Selling shareholders may sell their shares at or even below the fixed sale price for the company’s shares during the offering. T he resale of such shares by the selling shareholders could cause the market price of our stock to drop significantly, and concerns that those sales may occur could cause the trading price of our common stock to decrease or to be lower than it might otherwise be.

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CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may”, “will”, “should”, “plans”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section, and the section entitled “Description of Our Business”, as well as those discussed elsewhere in this Prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements are relevant as of the date of this Prospectus. We believe that the expectations reflected in the forward-looking statements are reasonable; however, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.75. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $500,000 as anticipated.

Use of Proceeds

Next 12 months Planned Action	If 666,667 shares (100%) are sold:	If 500,000 shares (75%) are sold:	If 333,334 shares (50%) are sold:	If 166,667 shares (25%) are sold:
Daily Operating Expenses	$242,990	$157,490	$80,990	$4,490
Mobile Application Development	$30,000	$25,000	$15,000	$5,000
Potential Legal Expenses	$10,000	$10,000	$10,000	$10,000
Accounting Expenses	$15,000	$15,000	$15,000	$15,000
Payment for Ongoing Reporting Requirements	$25,000	$25,000	$25,000	$25,000
Staff Salaries	$100,000	$75,000	$50,000	$25,000
Office Rent	$20,000	$18,000	$12,000	$6,000
Office Equipment	$10,000	$7,500	$5,000	$2,500
Sales & Marketing	$20,000	$15,000	$10,000	$5,000
Offering Expenses	$27,010	$27,010	$27,010	$27,010
TOTAL	$500,000	$375,000	$250,000	$125,000

The above figures represent only estimated costs for the next 12 months.

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DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Upon the effectiveness of the registration statement of which this Prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTCMarkets.com OTC Marketplace. However, we cannot assure you that our shares will be quoted on the OTCMarkets.com OTC Marketplace or, if quoted, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

(a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;

(c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

(d) contains a toll-free telephone number for inquiries on disciplinary actions;

(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

(f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a) bid and offer quotations for the penny stock;

(b) the compensation of the broker-dealer and its salesperson in the transaction;

(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS

We had one hundred and forty-nine holders of record of our common stock as of August 14, 2018.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any securities authorized for issuance under any equity compensation plans.

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PENNY STOCK REGULATION

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

DIVIDEND POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of Directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

In this offering, the level of dilution is increased as a result of the relatively low book value of QUESTCORP’s presently issued and outstanding stock. This is due to the shares of common stock issued to the Company’s Affiliates and Non-Affiliates totaling 100,000,000 and 5,000,000 shares respectively at $0.0001 per share for aggregate proceeds of $10,500 in cash, 850,000, 3,150,000 and 3,085,000 shares at $0.10, $0.15 and $0.25 per share respectively for a total of $1,328,750 from Non Affiliates, versus the current offering price of $0.75 per share.

The Company’s net tangible book value on March 31, 2018 was $703,249 or approximately $0.0063 per share, based upon 112,085,000 shares outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $500,000, the net tangible book value of the 112,751,667 shares to be outstanding will be $1,203,249 or approximately $0.0107 per share.

DILUTION TABLE

The price of the current offering is fixed at $0.75 per common share. This price is significantly higher than the price paid by our Directors and Officers for common equity since the Company’s inception on January 20, 2016.

Founder of the Company, See Kok Chong purchased 82,000,000 shares of restricted common stock at $0.0001 per share for a total of $8,200.

Assuming completion of the offering, there will be up to 112,751,667 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders’ equity of $703,249 as of March 31, 2018.

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Percentage of funding	25%	50%	75%	100%
Offering price per share	$0.75	$0.75	$0.75	$0.75
Shares after offering	112,251,667	112,418,334	12,585,000	112,751,667
Amount of net new funding	$125,000	$250,000	$375,000	$500,000
Book value before offering (per share)	$0.0063	$0.0063	$0.0063	$0.0063
Book value after offering (per share)	$0.0071	$0.0079	$0.0087	$0.0096
Increase per share	$0.0008	$0.0017	$0.0025	$0.0033
Dilution to investors	$0.7492	$0.7483	$0.7475	$0.7467
Dilution as percentage	99.89%	99.78%	99.67%	99.56%

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$703,249
Net proceeds from this offering	125,000
$828,249
Denominator:
Shares of common stock outstanding prior to this offering	112,085,000
Shares of common stock to be sold in this offering (25%)	166,667
112,251,667

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$703,249
Net proceeds from this offering	250,000
$953,249
Denominator:
Shares of common stock outstanding prior to this offering	112,085,000
Shares of common stock to be sold in this offering (50%)	333,334
112,418,334

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$703,249
Net proceeds from this offering	375,000
$1,078,249
Denominator:
Shares of common stock outstanding prior to this offering	112,085,000
Shares of common stock to be sold in this offering (75%)	500,000
112,585,000

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$703,249
Net proceeds from this offering	500,000
$1,203,249
Denominator:
Shares of common stock outstanding prior to this offering	112,085,000
Shares of common stock to be sold in this offering (100%)	666,667
112,751,667

The following table summarizes the number and percentage of shares purchased, the amount of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

	Price per Share	Shares Held	Total Number of Ownership	Amount of Consideration Paid
Affiliate Stockholders	$0.0001	100,000,000	88.69%	$10,000
Non-Affiliate Stockholders	$0.0001	5,000,000	4.43%	$500
Non-Affiliate Stockholders	$0.10	850,000	0.75%	$85,000
Non-Affiliate Stockholders	$0.15	3,150,000	2.79%	$472,500
Non-Affiliate Stockholders	$0.25	3,085,000	2.74%	$771,250
Investors in This Offering	$0.75	666,667	0.59%	$500,000

16

SELLING SHAREHOLDERS

The relationship between the registrant and the Selling Shareholders within the last three years are disclosed below. There are no known other relationships between the Company and the Selling Shareholders other than the relationships disclosed. The Selling Shareholders listed below hold issued but unregistered shares. The significance of registering their shares is to allow the Selling Shareholders to sell their shares to the public.

The following table shows the following information about the Selling Shareholders:

1.	the number of shares of our common stock that the Selling Shareholders beneficially owned as of the business day immediately prior to the filing of our Registration Statement;

2.	the number of shares covered by this Prospectus; and

3.	the number of shares to be retained after this offering, if any.

All figures in this table assume the issuance and subsequent disposition of all shares. As represented to us by the Selling Shareholders, none of the Selling Shareholders are broker-dealers or affiliates of broker-dealers. The percentage in the column “Percentage of Common Stock Owned Prior to Offering” was calculated by dividing the total number of shares owned prior to offering by the total issued and outstanding number of shares prior to the offering equivalent to 112,085,000 as of August 14, 2018. The numbers in the “Percentage of Shares Owned After the Offering Assuming No Shares are Sold in the Offering” assume that no shares are sold in both the primary and secondary offering.

17

Name of Selling Shareholder	Shares of Common stock owned prior to offering	Percentage of common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percentage of common stock owned after the offering (if all shares are sold)
Manndis Holdings Sdn. Bhd.	5,000,000	4.46%	50,000	4,950,000	4.39%
Greenpro Asia Strategic SPC*	18,000,000	16.06%	100,000	17,900,000	15.88%
Chin Siew Choo	100,000	0.09%	30,000	70,000	0.06%
Kamarul Zaman Bin Alias	100,000	0.09%	30,000	70,000	0.06%
Ong Nyuk Fung	200,000	0.18%	35,000	165,000	0.15%
Tan Choon Kiang	100,000	0.09%	30,000	70,000	0.06%
Chan Chun Wai	100,000	0.09%	30,000	70,000	0.06%
Chan Ka Wai, Lorey	300,000	0.27%	30,000	270,000	0.24%
Teh Wong Hee	50,000	0.04%	50,000	0	0.00%
Goh Chee Kok	30,000	0.03%	30,000	0	0.00%
Ho Wan Ting	30,000	0.03%	30,000	0	0.00%
Ong Kuok Loong	30,000	0.03%	30,000	0	0.00%
Huan Yit Lan	30,000	0.03%	30,000	0	0.00%
Lim Yn Shin	30,000	0.03%	30,000	0	0.00%
Li Chi Wai	90,000	0.08%	30,000	60,000	0.05%
Ong Eng Hua	30,000	0.03%	30,000	0	0.00%
Wong Ay Leng	30,000	0.03%	30,000	0	0.00%
Henry Ling	120,000	0.11%	30,000	90,000	0.08%
Muhammad Naim Lau	30,000	0.03%	30,000	0	0.00%
Olena Apalkova	60,000	0.05%	60,000	0	0.00%
Muhamad Fuad Bin Harun	30,000	0.03%	30,000	0	0.00%
Yen Khoon	30,000	0.03%	30,000	0	0.00%
Chan Kee Yew	90,000	0.08%	30,000	60,000	0.05%
Ku Meng Choon	90,000	0.08%	30,000	60,000	0.05%
Gerald Lim Choon Ming	60,000	0.05%	60,000	0	0.00%
William Tan Koon Leng	110,000	0.10%	30,000	80,000	0.07%
Ngoi Lee Chin	90,000	0.08%	30,000	60,000	0.05%
Lum Wan Tat, Ricky	60,000	0.05%	30,000	30,000	0.03%
Hew Koon Fong	90,000	0.08%	30,000	60,000	0.05%
Low Kuen Yee	60,000	0.05%	60,000	0	0.00%
Theng Wen Quan	60,000	0.05%	60,000	0	0.00%
Wong Chou Pau	60,000	0.05%	60,000	0	0.00%
Quah Chze Seong	30,000	0.03%	30,000	0	0.00%
Julie Na Pei Siew	30,000	0.03%	30,000	0	0.00%
Tiew Chee Keong	60,000	0.05%	60,000	0	0.00%
Kim Wee Ric	90,000	0.08%	30,000	60,000	0.05%
Isaac Lee Sheng Xin	60,000	0.05%	60,000	0	0.00%
Sundaram A/L Vellayan	80,000	0.07%	30,000	50,000	0.04%
Wong Soh Leng	60,000	0.05%	60,000	0	0.00%
Lai Boon Keong	360,000	0.32%	30,000	330,000	0.29%
Tee Suh Siong	60,000	0.05%	60,000	0	0.00%
Saw Siew Mei	30,000	0.03%	30,000	0	0.00%
Phan Siew Yee	30,000	0.03%	30,000	0	0.00%
Gary Chew Kiew Seng	30,000	0.03%	30,000	0	0.00%
Chiang Boon Aik	30,000	0.03%	30,000	0	0.00%
Kuan Khing Boon	30,000	0.03%	30,000	0	0.00%
Lim Say Khoon	60,000	0.05%	60,000	0	0.00%
Low Ley Tian	60,000	0.05%	60,000	0	0.00%

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Wong Yee Fun	30,000	0.03%	30,000	0	0.00%
Huong How Thien	30,000	0.03%	30,000	0	0.00%
Alex Yap Yong Meng	80,000	0.07%	30,000	50,000	0.04%
Loh Yih Huey	60,000	0.05%	60,000	0	0.00%
Tan Johnny	90,000	0.08%	30,000	60,000	0.05%
Ng Kai Meng	80,000	0.07%	30,000	50,000	0.04%
Chiam Gek Huey	30,000	0.03%	30,000	0	0.00%
Khairul Azhar Bin Ahmad Shaharudin	60,000	0.05%	60,000	0	0.00%
Wandy Irawan	40,000	0.04%	40,000	0	0.00%
Lee Sai King	30,000	0.03%	30,000	0	0.00%
Yoon Lee Ling	30,000	0.03%	30,000	0	0.00%
Chow Soong Ming	80,000	0.07%	30,000	50,000	0.04%
Tan Sai Hup	30,000	0.03%	30,000	0	0.00%
Yeo Chian Kwang	40,000	0.04%	40,000	0	0.00%
Tan Eng Swee	100,000	0.09%	30,000	70,000	0.06%
Yeung Kin Fun Karen	20,000	0.02%	20,000	0	0.00%
Ho Bee Pheng	35,000	0.03%	35,000	0	0.00%
K.A.Sharmella A/P Krishnasamy	20,000	0.02%	20,000	0	0.00%
Lai Cheuk Pun	40,000	0.04%	40,000	0	0.00%
Ip Kai Yuen	60,000	0.05%	60,000	0	0.00%
Chia Lai Seng	20,000	0.02%	20,000	0	0.00%
Lim Wen Kang	80,000	0.07%	30,000	50,000	0.04%
Chin Soon Yean	20,000	0.02%	20,000	0	0.00%
Choong Eng Hock	20,000	0.02%	20,000	0	0.00%
Hiong Kuan Thai	20,000	0.02%	20,000	0	0.00%
Anthony Yeap Hock Chai	20,000	0.02%	20,000	0	0.00%
Liew Pek Hin	40,000	0.04%	40,000	0	0.00%
Saidathulmarni Binti Mohd Rani	40,000	0.04%	40,000	0	0.00%
Look Boon Leong	20,000	0.02%	20,000	0	0.00%
Peter Low Meng Tuck	20,000	0.02%	20,000	0	0.00%
Lim Chin Kuan	20,000	0.02%	20,000	0	0.00%
Yeoh Oon Looi	20,000	0.02%	20,000	0	0.00%
Xishien Wong	20,000	0.02%	20,000	0	0.00%
Ng Wei Jern	20,000	0.02%	20,000	0	0.00%
Wong Kiing Chai	20,000	0.02%	20,000	0	0.00%
Jacqueline Thow Siew Hian	20,000	0.02%	20,000	0	0.00%
Lee Ewe Keong	20,000	0.02%	20,000	0	0.00%
Tan Lay Koon	20,000	0.02%	20,000	0	0.00%
Kee Mong Kean	20,000	0.02%	20,000	0	0.00%
Loh Kia Siong	20,000	0.02%	20,000	0	0.00%
Puteri Suraya Binti Megat Harun	20,000	0.02%	20,000	0	0.00%
Oliquiano Jumond	20,000	0.02%	20,000	0	0.00%
Ahmad Abid Bin Abas	20,000	0.02%	20,000	0	0.00%
Puran Singh Jaj Sukdev Singh	160,000	0.14%	30,000	130,000	0.12%
Chin Siew Yoong	40,000	0.04%	40,000	0	0.00%
Ng Kel Vin	40,000	0.04%	40,000	0	0.00%
Neoh Siew Siew	40,000	0.04%	40,000	0	0.00%
Tan Pei San	20,000	0.02%	20,000	0	0.00%
Tan Wei Fung	20,000	0.02%	20,000	0	0.00%
Chong Yook Chin	40,000	0.04%	40,000	0	0.00%
Lai Kun Hoong	40,000	0.04%	40,000	0	0.00%
Lau Yi King Arthur Leonard	40,000	0.04%	40,000	0	0.00%

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Ong Khoon Sim	20,000	0.02%	20,000	0	0.00%
Chin Kok Leong	40,000	0.04%	40,000	0	0.00%
Wu Chin-Kuan	80,000	0.07%	30,000	50,000	0.04%
Liew Rik Foong	20,000	0.02%	20,000	0	0.00%
Phoon Swee Kit	40,000	0.04%	40,000	0	0.00%
Walter Hunziker	40,000	0.04%	40,000	0	0.00%
Ling Yoke Fung	40,000	0.04%	40,000	0	0.00%
Ti Chin Han	60,000	0.05%	60,000	0	0.00%
Lee Lian Yee	20,000	0.02%	20,000	0	0.00%
Tan Mong Siang	40,000	0.04%	40,000	0	0.00%
Chan Wing Hon Benjamin	20,000	0.02%	20,000	0	0.00%
Nge Siew Choo	20,000	0.02%	20,000	0	0.00%
Michelle Neo San San	40,000	0.04%	40,000	0	0.00%
Seow Siak Mong	100,000	0.09%	30,000	70,000	0.06%
Chin Shuh Mei	20,000	0.02%	20,000	0	0.00%
Kuan Jia Yoong	40,000	0.04%	40,000	0	0.00%
Liew Seng Kee	20,000	0.02%	20,000	0	0.00%
Ledesma Mary Joanne Halili	20,000	0.02%	20,000	0	0.00%
Eng Teck Bee	20,000	0.02%	20,000	0	0.00%
Ng Yeow Seng	200,000	0.18%	30,000	170,000	0.15%
Alex Chia Che Keng	60,000	0.05%	60,000	0	0.00%
Lim Chor Ghee	40,000	0.04%	40,000	0	0.00%
Seow Chee Lin	20,000	0.02%	20,000	0	0.00%
Tan Kok Tong	40,000	0.04%	40,000	0	0.00%
Phang Yee Ching	20,000	0.02%	20,000	0	0.00%
Gunasekaran A/L Karapaya	20,000	0.02%	20,000	0	0.00%
Ling How Gin	20,000	0.02%	20,000	0	0.00%
Serene Kee Leck Ling	60,000	0.05%	60,000	0	0.00%
Hoo Kee Song	20,000	0.02%	20,000	0	0.00%
Lim Kiong Seng, Gabriel	80,000	0.07%	50,000	30,000	0.03%
Loh Chow Min	20,000	0.02%	20,000	0	0.00%
Chan Chee Wai	20,000	0.02%	20,000	0	0.00%
Ninik Surtiningsih	40,000	0.04%	40,000	0	0.00%
Chong Wai Kok	20,000	0.02%	20,000	0	0.00%
Mugilen A/L Elangovan	30,000	0.03%	30,000	0	0.00%
Romeo Anak Frederick Pukat	40,000	0.04%	40,000	0	0.00%
Ooi Kok Leong	20,000	0.02%	20,000	0	0.00%
Chien Keat Leong	20,000	0.02%	20,000	0	0.00%
Lee Hock Heng	20,000	0.02%	20,000	0	0.00%
Lee Meng Fatt	20,000	0.02%	20,000	0	0.00%
Phan Tay Hin	20,000	0.02%	20,000	0	0.00%
Khong Khei Hon	40,000	0.04%	40,000	0	0.00%
Chan Wee Leong	20,000	0.02%	20,000	0	0.00%
Chee Fek Kim	20,000	0.02%	20,000	0	0.00%
Chee Siao Li	20,000	0.02%	20,000	0	0.00%
Tanabalan A/L Egamaran	20,000	0.02%	20,000	0	0.00%
Yong Shiew Sun	20,000	0.02%	20,000	0	0.00%
Tsang, Lai Yuk	20,000	0.02%	20,000	0	0.00%
Total	30,085,000	27.06%	4,800,000	25,285,000	22.38%

* Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP is controlled and managed by GC Investment Management Limited.

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PLAN OF DISTRIBUTION

This is a self-underwritten offering. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Officers and Directors will sell the shares and intends to offer them to friends, family members and business acquaintances with no commission or other remuneration payable to him for any Shares they sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our CEO will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Our CEO satisfies the requirements of Rule 3a4-1, because he:

(a) is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

(b) will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities neither he will be compensated in any other forms with the proceeds of this offering; and

(c) is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

(d) meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) each is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We will not utilize the internet to advertise our offering. Our CEO will distribute the Prospectus to potential investors at meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Our CEO does not intend to purchase any shares in this offering.

As represented to us by the Selling Shareholders, none of the Selling Shareholders are broker-dealers or affiliates of broker-dealers.

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SECTION 15(G) OF THE EXCHANGE ACT

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under, impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding her investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of her rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

TERMS OF THE OFFERING

This Prospectus Offering consists of a) a total of 666,667 shares (the “Shares”) of our common stock on a “self-underwritten” basis at a fixed price of $0.75 per share and b) the shareholders named in this prospectus, “Selling Shareholders”, who are registering in the aggregate, 4,800,000 shares of common stock that such Selling Shareholders currently hold. The Selling Shareholders will be offering shares at a fixed price of $0.75 per share until our common stock becomes quoted or listed but the Company is offering our shares at a fixed price of $0.75 for the duration of the offering. We will not receive any proceeds from the shares of common stock sold by the Selling Shareholders. There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 365 days. At the discretion of our board of directors, we may discontinue the offering before expiration of the 365 days period or extend the offering for up to 90 days following the expiration of the 365 days offering period. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 666,667 shares is a “best efforts” offering, which means that our CEO will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.75 per share for the duration of the offering. The shares will be sold at the fixed price until the common stock becomes quoted on the OTC Marketplace or listed on a securities exchange. The Selling Shareholders will be offering shares at a fixed price of $0.75 per share until our common stock becomes quoted or listed but the Company is offering our shares at a fixed price of $0.75 for the duration of the offering. There is no minimum number of shares required to be sold to close the offering, therefore the net proceeds may range between $0 and $500,000. Proceeds from the sale of the shares will be used to fund our business operation, business development and mobile application development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The Selling Shareholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of shares of their common stock.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our CEO will be solely responsible for selling shares under this offering for the Company and no commission will be paid on any sales. The Selling Shareholders will be responsible for selling their own shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

Our authorized capital stock consists of 600,000,000 shares of common stock with a par value of $0.0001 per share, and 200,000,000 shares of preferred stock with a par value of $0.0001. No shares of preferred stock are being sold by the Company or the Selling Shareholders in this offering.

COMMON STOCK

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our Directors. After this offering is completed, assuming the sale of all of the shares of common stock, our present stockholders will own approximately 99.41% of our outstanding shares and our CEO, See Kok Chong will still own approximately 72.73%.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We have authorized 200,000,000 shares of preferred stock with a par value of $0.0001. We have not issued any preferred stock at this time.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

SHARES ELIGIBLE FOR FUTURE RESALE

GENERAL

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of March 31, 2018, we will have outstanding an aggregate of 112,751,667 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this Prospectus forms a part, the 5,466,667 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 99,900,000 restricted shares of common stock to be outstanding are owned by our affiliates, and other 7,385,000 restricted shares of common stock to be outstanding are owned by other 29 non-affiliate investors may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or Regulation S under the Securities Act, if available, or otherwise.

23

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000 directly or indirectly, in the Company or any of its parents or subsidiaries nor was any such person connected with QUESTCORP GLOBAL INC. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

Total Asia Associates, our independent registered public accounting firm, has audited our financial statements included in this Prospectus and registration statement to the extent and for the periods set forth in their audit report.

LEGAL MATTERS

The McGeary Law Firm, P.C. has passed on the validity of the common stock being offered pursuant to this registration statement.

INFORMATION WITH RESPECT TO QUESTCORP GLOBAL, INC.

DESCRIPTION OF OUR BUSINESS

OVERVIEW

We were incorporated on January 20, 2016 in the State of Nevada. We have never been involved in any reclassification, merger, consolidation or purchase or sale of a significant amount of assets nor have we ever declared bankruptcy, been in receivership, or been involved in any legal action or proceedings.

EMERGING GROWTH COMPANY STATUS

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

24

3. on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4. the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.”

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1. it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer’s most recently completed second fiscal quarter;

2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected under this section of the JOBS Act to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

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INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Corporate Training Industry

The current business plan of Questcorp Global Inc. is limited to Malaysia, although the Company may expand into other countries in the coming years. Given that the demand for our services will be limited to Malaysia initially, therefore we will focus solely on the Corporate Training and E-learning Industry within Malaysia.

Many companies in Malaysia are known to spend only 3 to 5 per cent of their payroll budget in staff training and development. Under the Ninth Malaysia Plan, the Government has allocated RM 4792.6 million (Ninth Malaysian Plan 2006-2010) for corporate training, and this include Industrial Training, Commercial Training and Management Training to further improve the quality of the labor force with an increased supply of educated and skilled human resource due to expansion in the capacity of education and training institutions. 1

In addition to that, government of Malaysia has recently announced in its Malaysia Budget 2018 to allocate a total sum worth RM200 million to SMEs for training programs, grants and soft loans under the SME Corp. The Government is highly aware of the importance of transformation in the Technical and Vocational Education Training (TVET) in producing highly skilled and competitive workforce. In this regard, all TVET institutions under seven ministries have been merged and known as “TVET Malaysia” under the purview of the Ministry of Human Resources. Total sum of RM4.9 billion is allocated to implement this TVET Malaysia Masterplan. 2

With the vision of the Malaysian government to improve the quality of the labor force in Malaysia, the government’s budget on corporate training will have direct impact to our business where the government provides small and medium companies in Malaysia soft loans or grants for the companies’ staff corporate training. The higher the percentages of corporate budgets allocation, the higher potential revenue growth for our company. This means companies will be allocating more budget into their staff training which means companies will increase their expenditure on staff training.

We have market our services to individual customers since the start of our business. We have recently started to market our services to corporations in Malaysia. We do not have any plans yet to market our services to government agencies.

1 Training Malaysia Guide 8th Edition. https://www.trainingmalaysia.com/kiosk/tgm8chap3.php

2 Malaysia 2018 Budget. http://www.treasury.gov.my/pdf/budget/speech/bs18.pdf

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E-learning industry

Enterprises of different sizes have started considering eLearning as a viable solution to their budget and productivity-related issues, as changing business needs and technology improvements have encouraged the adoption of eLearning solutions at the expense of traditional teaching methods. The introduction of social, mobile, analytics, and cloud (known as SMAC) technologies has also facilitated the adoption of eLearning solutions. 3

In April 2011, Malaysia launched the Malaysia Education Online (MEdO) national online learning portal. The goal of their new National e-Learning Policy is to have 30% of all higher education courses delivered online by 2015. 4

The burgeoning e-learning industry in Asia is expected to hit $12 billion by 2018 according to New Ambient Insight Report. Labeled as the second-highest (next to North America) self-paced e-learning market, countries such as Myanmar (50.2%), Thailand (43.7%) and Malaysia (42.3%) have the highest growth rate. As technology evolves, it facilitates the improvement of one of the key pillars of our society: education. 5

In addition, Malaysia online education market is expected to project a strong compound annual growth rate of 16.4% over the forecast period from 2018 to 2023 according to Malaysia Online Education Market Outlook 2023 research report. This can be attributed towards strong government initiatives taken by Malaysia government and rising smart phone and tablet user in the country. 6

[3]	https://elearningindustry.com/modern-learning-technology-addresses-learning-software-dissatisfaction
[4]	http://www.ambientinsight.com/Resources/Documents/AmbientInsight-2013-2018-Asia-Self-paced-eLearning-Market-Executive-Overview.pdf
[5]	https://topica.asia/news/huge-growth-in-elearning-in-asia-market-report-says/
[6]	Malaysia Online Education Market Outlook 2023. https://www.researchnester.com/press-details/-malaysia-online-education-market-is-expected-to-project-a-strong-compound-annual-growth-rate-of-164-over-the-forecast-period-ie-2016-2023/160

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BUSINESS OF ISSUER

THE COMPANY

QUESTCORP was incorporated in the State of Nevada on January 20, 2016. Our executive office is located at Wisma Quest, No 36-4, Jalan Metro Pudu, Fraser Business Park, Off Jalan Yew, 55100, Kuala Lumpur, Malaysia.

Our Company has operation only in Malaysia. We intend to expand our business to China and Hong Kong in the second quarter of 2018, subsequently to Australia in the third quarter of 2018 by setting up offices in targeted countries. Our Company’s revenue stream comes from 3 programs, Money Mastery Mentorship program, Certified Professional Trainer program and Wealth Advisory Investors program of which breakdown as follow:

	For the year ended March 31, 2018	For the year ended March 31, 2017
Money Mastery Mentorship Program	$98,787	$22,977
Certified Professional Trainer Program	$146,245	$13,165
Wealth Advisory Investors Program	$139,811	$32,000
Others	$223,531	$23,234
Total	$608,374	$91,376

QUESTCORP operates entirely through Quest International Group Limited, a Seychelles company. It should be noted that our wholly owned subsidiary, Quest International Group Limited owns 100% of Quest HK Limited, a Hong Kong Company. Quest HK Limited in turn owns 51% of Questcorp Australia Pty Ltd, the operating Australia Company and 100% of Quest Masteryasia Group Sdn Bhd, the operating Malaysia Company which will describe below. The remaining 49% of the shareholdings of Questcorp Australia Pty Ltd is held by PamEric International Pty Ltd. All the previous entities share the same exact business plan.

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Note: The purpose of the Company’s Seychelles subsidiary structure is for the Seychelles subsidiary to act as a holding company and we will utilize this subsidiary to prepare for future expansion efforts. The purpose of setting up a Hong Kong company is because we plan to expand our business into China, and Hong Kong is a gateway to China. Moreover, we would like to protect our company’s Intellectual Property in China before entering the China market, therefore we will apply for our trademark first by using our Hong Kong company. The purpose of the Australia company is because we plan to expand our business into Australia. The purpose of the Malaysia company is because current business operations are in Malaysia.

QUESTCORP’s mission is to identify, build and engage communities in Asia, connecting communities through multiple platforms with our knowledge base and our expert’s content. Our programs consist of Certified Professional Trainer Program, Money Mastery Mentorship Program and Wealth Academy Investor Program.

1. Certified Professional Trainer Program

About the program

Certified Professional Trainer (CPT) program is a dynamic career development program designed to provide a range of skills needed to become a professional trainer. The CPT Program is a mentorship program designed specially only for intended practitioners who want to experience dramatic growth and transformation in their effectiveness as a trainer. The 12 months program consists of on–the–job training, coaching and co–teaching opportunities. Upon completion of the CPT Program, each participant will be awarded the status of Certified Professional Trainer. In other words, a Certified Professional Trainer is a person who has been trained in proper training skills on how to run his or her own training business and has the methodology to run a successful training business. The Program offers certain training modules online, which includes Sales Training I, II and III, Selling to Corporate Clients, Training Needs Analysis and Design, Personal Image Branding and Marketing Mastermind Session. The rest of the training modules are workshop base. Only participants who participated and completed the 12 month Certified Professional Trainer (CPT) program shall be entitled to be named Certified Professional Trainer. Our other programs do not offer the participants the CPT program and we do not restrict our programs to certain business disciplines.

Our purpose and goal of the Certified Professional Trainer program is to help practitioner to become a professional trainer and to start running a successful training business be it full time or part time. Each CPT is able to reap the below benefits:

- Run training programs that would deliver measurable results

- Able to choose the most appropriate and suitable training methods to achieve self-training and development objectives

- Be more innovative in designing the training class to make it more interesting and captivating

- Capable in handling sensitive issues and difficult situations when organizing future training

- Map out a personal branding strategy that is unique and would position that person in a crowded market place

- Create a niche position for the participant in the training market so that he or she can penetrate the market easily

- Develop a personal marketing plan that will map out the strategies to be a successful professional trainer

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2. Money Mastery Mentorship Program

Money Mastery Mentorship Program, an online learning portal that is designed to help individuals to achieve financial independence through a unique, personalized wealth creation system, designed according to individual’s passion and strength.

This program comprises 3-levels:

Level 1: Secrets To Create Multiple Sources of Income

Level 2: Money Mastery Income Acceleration Program

Level 3: Live Session - Money Mastery Boot Camp

This program starts by helping individuals to identify their passion and their strength, put them into use and to unleash their potential. Furthermore, the program assists participants in removing the restraints in your financial goals and in their lives.

In addition, we have developed a mobile learning application to ease individuals in learning. The name of the application is “MasteryAsia Mobile Learning” (MML). The mobile learning platform aims to help individual to maximize their learning experience as simple and intuitive as possible. The MasteryAsia Mobile Learning program is in the research and development stage. We will launch our program around November 2018. The educational application can be accessed anywhere, anytime and with anyone while the user connects to network. The courses covered in the application are

• Wealth Creation

• Internet Marketing

• Trainer’s Tips

• Forex Trading

• Entrepreneurship

• Sales Techniques and many more

Note: The picture above is the mobile layout of our “MasteryAsia Mobile Learning” mobile application that we have developed.

3. Wealth Academy Investor Program

Wealth Academy Investor Program is a 3-day comprehensive and practical investment camp designed to help individual to achieve financial freedom through the power of investing to generate multiple income streams and increase their net worth. The training modules are all workshop base.

In this 3 days’ workshop, individual will learn:

I. The Winning Psychology of Professional Investors

II. How to Turn News into Explosive Profit Opportunities

III. Market & Sector Index Investing

IV. Value Investing: Warren Buffett’s Strategy

V. Momentum Investing

VI. Essentials of Technical Analysis

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Besides our three programs, we also organize and manage Multiple Sources of Income Summit (MSI) every year. MSI is an event and a channel for someone to learn, explore and embark on covering the many investments, businesses and income generation opportunities available in the market. MSI is a one-stop platform designed for audience to be exposed to various investment income, opportunities, businesses & property investment. MSI provides the participants with world class experts and speakers sharing real world and practical strategies on unleashing a steady flow of potential incomes.

Furthermore, we have developed “Mutualfits”, an e-commerce mobile application that is designed for our Money Mastery Mentorship program and Multiple Sources of Income program members. Our members in these programs are passionate in creating wealth and wanting to explore business opportunities. We want to benefit our members and help our members to achieve their goals by creating Mutualfits, an e-commerce mobile application that aims to connect the merchants, which happen to be our program members, to members of our programs and the public who can be the consumers. Thus for this purpose we do not limit Mutualfits to specific range of product to be marketed to the user of our mobile applications, we prepare to offer whatever product that our member intended to place within Mutualfits. A fee of 3% will be charged to the seller on every transaction made in mobile application. Currently, Mutualfits is still under testing phase and we expect to market our mobile application at the end of this year.

Note: The picture above is the mobile layout of our e-commerce mobile application, Mutualfits that was developed by our company.

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FUTURE PLAN

We plan to enhance our MasteryAsia Mobile Learning application, improving features and add on features that will help individual to maximize their learning experience as simple and intuitive as possible. The company will allocate part of the proceeds to mobile application development. Also, the company will allocate funds to expand businesses into China, Hong Kong and Australia. We may also evaluate potential acquisitions in the future which we feel have some synergy with our current operations.

REVENUE

We were incorporated on January 20, 2016. For the year ended March 31, 2017 and 2018, we had generated a revenue of $91,376 and $608,374 respectively.

USE OF FUNDS

The biggest ongoing expenses for QUESTCORP will be mobile application development and general payroll expenses. Future expenses include office lease, payroll, daily operating expenses, and office equipment.

SOURCES OF FUNDS

QUESTCORP is self-funded. The Officer and Director of the Company invested a total of $8,200 in cash to fund the Company on September 2, 2016.

Our financial statements for the year ended March 31, 2017 report revenue of $91,376, net loss of $234,862, and total assets of $513,078 including cash balance of $360,806, which was generated from providing training services, the sale of 109,000,000 shares of restricted common stock to our Officers and non-affiliated investors, and advances from related parties’ loans.

For the year ended March 31, 2018, the Company generated revenue of $608,374, net loss of $377,543 and total assets of $840,033, including cash balance of $302,855, which was generated from providing training services, the sale of 3,085,000 shares of restricted common stock to our non-Affiliate investors and advances from related parties’ loans.

We have sufficient cash on hand to meet our anticipated operational needs for at least a year. If insufficient funds are raised in this offering, we plan to borrow funds from our management or use the remaining available funds in the company.

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SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We believe there are no constraints on the sources or availability of products, materials and supplies related to our business.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We currently do not depend on our major clients. Most of our clients are individuals.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

The Company has not yet applied for any trademarks, patents or copyrights.

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GOVERNMENTAL AND INDUSTRY REGULATIONS

We will be subject to federal and state laws and regulations that relate directly or indirectly to our operations including federal securities laws. We will also be subject to common business and tax rules and regulations pertaining to the normal business operations.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have spent $7,550 on developing our mobile application.

COMPLIANCE WITH ENVIRONMENTAL LAWS

Our operations are not subject to any environmental laws.

EMPLOYEES

We have commenced operations, and currently have 28 full-time employees. Our CEO has the flexibility to work on our business up to 25 to 30 hours per week but is prepared to devote more time if necessary. We plan to recruit more employees to assist in our business development and operations.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement, of which this Prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website, www.questcorpglobal.com.

DESCRIPTION OF PROPERTY

The company executive office is located at Wisma Quest, No 36-4, Jalan Metro Pudu, Fraser Business Park, Off Jalan Yew, 55100, Kuala Lumpur, Malaysia. The office space is rented by the Company from the related company of our CEO, at a monthly rental of $2,570.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, Officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party, or has a material interest adverse to our interest. Our address for service of process in Nevada is 1645 Village Center Circle, Suite 170, Las Vegas, NV 89134.

MANAGEMENT

Data concerning company executives as of the date of this Prospectus:

Name	Age	Position
See Kok Chong	64	President, Chief Executive Officer, Secretary, Treasurer and Director

Mr. See has held his offices/positions since January of 2016 and is expected to hold those offices/positions until the next annual meeting of our stockholders.

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BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive Officers:

See Kok Chong - President, Chief Executive Office, Secretary, Treasurer, Director

Mr. See Kok Chong is currently a Chartered Accountant and Chartered Secretary. Mr. See graduated from Tunku Abdul Rahman College with an Association of Chartered Certified Accountants (ACCA) and Institute of Chartered Secretaries & Administrators (ICSA) qualification in 1978. Mr. See holds a Certificate in Direct Marketing from the Australian Direct Marketing Association. He is the author of “Quest for Excellence: An Asian Executive guide to personal performance, productivity and profits”.

In 1984, Mr. See founded Quest Group in Malaysia and since then he has been appointed as Chief Executive Officer (CEO) of the company. Quest Group provides corporate training services to organizations in improving their performance, productivity and profits through coaching and training their executives and managers. As a CEO of Quest Group, his responsibility is overseeing the operation as well as in charge of the company’s business development. In 1997, Mr. See founded Mastery Asia Sdn Bhd, a mentorship organization that coach individuals to achieve financial independence and has acted as a Chief Executive Officer of the company since its inception. His responsibility in the company is to oversee the operation of the company and develop businesses in Asia. Currently, Mr. See allocates 80% of his time leading and overseeing operation of QUESTCORP GLOBAL INC. Quest Group and Mastery Asia Sdn Bhd are managed by its own respective directors, therefore Mr. See allocates 20% of his time overseeing operation of these two companies.

Mr. See’s experience in the corporate management and business development have led the Board of Director to reach a conclusion that he should serve as a CEO and Director of the Company. In January 2016, Mr. See was appointed as the Chief Executive Officer of the Company.

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During the past ten years, our CEO, has not been the subject of any the following events:

1. Any bankruptcy petition filed by or against any business of which either were a general partner or executive Officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting either Our CEO or other Officers or Directors involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

BOARD COMPOSITION

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our shareholders shall determine the number of Directors from time to time. Each Director serves a term expiring at the next annual shareholders meeting and until his successor is elected and qualified, or until his resignation, removal from office, or death.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of Directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent Directors, such functions that would have been performed by such committees are performed by our CEO. Thus, there is an inherent conflict of interest.

DIRECTOR INDEPENDENCE

As of the date of this Registration Statement filed on Form S-1, we have no independent Directors.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the Chief Executive Officer described earlier.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No Director, person nominated to become a Director, Executive Officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive Officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

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EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the period from inception until March 31, 2018 and subsequent thereto, for our CEO. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation addresses all compensation awarded to, earned by, or paid to our named executive Officers.

Name and Principal Position	Year	Fee ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

See Kok Chong, Chief Executive Officer, President, Secretary, Treasurer, and Director (1)	2018 2017	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
	2016	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1) See Kok Chong was appointed as Chief Executive Officer, President, Secretary, Treasurer, and Director effective on January 20, 2016.

OUTSTANDING EQUITY AWARDS AT March 31, 2018

We do not currently have a stock option plan or any other long-term incentive plans that intend to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our Executive Officers since inception; accordingly, none were outstanding at March 31, 2018.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

The company has signed a director contract with our director, See Kok Chong. Presently, See Kok Chong receives fee for his service as a member of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

DIRECTORS COMPENSATION

Presently, See Kok Chong receives fee for his service as a member of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Name and Principal Position	Year	Fee ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

See Kok Chong, Chief Executive Officer, President, Secretary, Treasurer, and Director (1)	2018 2017	35,022 53,823	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
	2016	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, none of the following parties have, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

- The Officers and Directors;

- Any Person proposed as a nominee for election as a Director;

- Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

- Any relative or spouse of any of the foregoing persons who have the same house as such person.

On January 20, 2016, we have issued 100,000 shares of our common stock to Officer and Director for a purchase price of $0.0001 per share or for a consideration of $10. The shares were issued under Regulation S of the Securities Act of 1933.

On September 2, 2016, we have issued an aggregate of 104,900,000 shares of our common stock to Officers and Directors as well as an affiliate shareholder for a purchase price of $0.0001 per share or for aggregate consideration of $10,490. The shares were issued under Regulation S of the Securities Act of 1933.

As of March 31, 2018, we have issued an aggregate of 112,085,000 shares of our common stock to the shareholders, of which 147 Non-Affiliate shareholders acquired their shares for $0.0001, $0.10, $0.15 and $0.25 per share and for aggregate consideration of $1,329,250. The shares were issued under Regulation S of the Securities Act of 1933.

Since inception date of January 20, 2016 until March 31, 2018, we have received $1,523 from our director, See Kok Chong. These loans are unsecured, non-interest bearing with no fixed terms of repayment.

Our business plan contemplates eventually entering into formal employment agreements with our CEO for their management services for set monthly consideration. However, we do not anticipate entering into such agreements until our cash flow from operations justifies such agreements.

We have not entered into any other transaction, nor are there any proposed transactions, in which our CEO, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our CEO may be considered promoters of the Company due to their participation in and management of the business since our incorporation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 31, 2017, we issued an aggregate of 82,000,000 shares of our common stock to our CEO for aggregate consideration of $8,200.

The following table sets forth the information regarding the beneficial ownership of our common stock as of March 31, 2018 for our CEO and affiliate shareholder. There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

The percentage ownership information shown in the table below is calculated based on 112,085,000 shares of our common stock issued and outstanding as of March 31, 2018. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

All figures in this table assume the issuance and subsequent disposition of all shares. As represented to us by the Selling Shareholders, none of the Selling Shareholders are broker-dealers or affiliates of broker-dealers. The percentage in the column “Percentage of Share Owned Before Offering” was calculated by dividing the total number of shares owned prior to offering by the total issued and outstanding number of shares prior to the offering equivalent to 112,085,000 as of March 31, 2018.

	No. of	No. of	Percentage of	Percentage of
Name and Address	Common Stock	Common Stock	Ownership	Ownership
of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering

See Kok Chong	82,000,000	82,000,000	73.16%	72.73%
Greenpro Asia Strategic SPC	18,000,000	17,900,000	16.06%	15.88%
Officers, Directors and 5% shareholders (2 person)	100,000,000	99,900,000	89.22%	88.60%

The address for See Kok Chong listed in the table above is QUESTCORP GLOBAL INC., Wisma Quest, No 36-4, Jalan Metro Pudu, Fraser Business Park, Off Jalan Yew, 55100, Kuala Lumpur, Malaysia.

The address for Greenpro Asia Strategic SPC is 4th Floor, Habour Place, 103 South Church Street, PO Box 10240, Grand Cayman KY1-1002, Cayman Islands.

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our Directors, Officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this Prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this Prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this Prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our cash balance was $302,855 as of March 31, 2018. We believe our cash balance is sufficient to fund our anticipated levels of operations for at least one year. We have been utilizing funds received from our CEO in the form of loans and the purchase of shares. After twelve months period we may need additional financing, for which we currently don’t have any arrangements. We do not currently have an office in the United States but our address for service of process in Nevada is 1645 Village Center Circle, Suite 170, Las Vegas, NV 89134. Our principal executive office is located at Wisma Quest, No 36-4, Jalan Metro Pudu, Fraser Business Park, Off Jalan Yew, 55100, Kuala Lumpur, Malaysia.

We generated revenues of $91,376 and $608,374 up to March 31, 2017 and March 31, 2018 respectively.

To increase our cash surplus and provide additional capital for expansion we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand our proposed operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We are an “emerging growth company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to: not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have taken advantage of the extended transition period provided by Section 107 of the JOBS Act and that the election is irrevocable.

RESULTS OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2018 AND FOR THE PERIOD ENDED MARCH 31, 2017

Revenues

For the year ended March 31, 2017 and 2018, the Company has generated revenue of $91,376 and 608,374, which came from the coaching, consultancy, training and mentorship services that we provided.

Operating Expenses

For the year ended March 31, 2017, the Company has incurred operating expenses of $277,736, of which comprised of selling and distribution expenses, administrative expenses and other operating expenses of $481, $276,481 and $774 respectively. The huge administrative expenses were mainly related to salary of staff and directors, travelling and accommodation, transportation fees such as petrol, toll and parking.

For the year ended March 31, 2018, the Company has incurred operating expenses of $640,319, of which comprised of selling and distribution and administrative expenses of $1,398 and $638,921 respectively. Significant increase in administrative expenses administrative expenses is mainly caused by the increased of human resources related expenses such as salary and employee provident fund.

Net Loss

We recorded a net loss of $377,543 as a result of our aforementioned administrative expenses.

Liquidity and Capital Resources

As of March 31, 2017 and 2018, we had working capital surplus of $332,500 and $522,907 respectively, consisting of cash on hand of $360,806 and $302,855 respectively. The increase in working capital surplus is caused by increase in other receivables, prepayment and deposits and amount due from related parties contra by the decrease in cash and cash equivalents and the increase in deferred income, net.

Cash Used In Operating Activities

For the year ended March 31, 2017 and 2018, net cash used in operating activities was $208,047 and $612,335 respectively. The increase is caused by primarily increase in net loss, amount due to related companies, other receivables, prepayments and deposits contra by the decrease in accounts receivables and other payables and accrued liabilities.

Cash from Investing Activities

For the year ended March 31, 2017 and 2018, net cash used in investing activities was $7,212 and $184,062 respectively, which was mainly for purchase of property, plant and equipment.

41

Cash from Financing Activities

For the year ended March 31, 2017 and 2018, net cash generated from financing activities was $569,489 and $771,274 respectively, primarily from the issuance of share capital.

42

ACTIVITIES TO DATE

A substantial portion of our activities to date has involved expanding our business operation. Our team has also developed Plan of Operations. We have established the company office and provided information sessions and consulting about our services to prospective customers.

PLAN OF OPERATIONS

We anticipate that our legal and accounting fees will maintain at $30,000 over the next 12 months as a result of becoming a reporting company with the SEC.

43

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2018, the Company had $302,855 cash and liabilities of $317,126 of consist primarily of deferred income. The available capital reserves of the Company are sufficient for the Company to remain operational for at least a year.

Since inception, we have sold 82,000,000 shares of common stocks to our CEO, at a price of $0.0001 per share, for aggregate proceeds of $8,200. Our CEO and Director, See Kok Chong, also provided $1,523 in short term loans to the company.

LIMITED OPERATING HISTORY

We have limited historical financial information upon which to base an evaluation of our performance. We cannot guarantee we will be successful in our business operations in the long run. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

44

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this Prospectus. For future information about us and the securities offered under this Prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this Prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Nevada General Corporation Law requires to indemnify Officers and Directors for any expenses incurred by any Officer or Director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such Officer or Director because of his or her status as an Officer or Director, to the extent that the Director or Officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an Officer or Director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such Officer or Director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested Directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of Directors consisting of disinterested Directors, or by independent legal counsel in a written opinion if a quorum of disinterested Directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a Director or Officer if a final adjudication establishes that the Officer’s or Director’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an Officer or Director to apply to the court for approval of indemnification even if the Officer or Director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of Directors is not permitted for the unlawful payment of distributions, except for those Directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our Directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

45

Insofar as indemnification for liabilities arising under the Securities Act may be provided to Directors, Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

46

QUESTCORP GLOBAL INC.

F-1

TOTAL ASIA ASSOCIATES PLT (LLP0016837-LCA & AF002128)

Firm registered with US PCAOB and Malaysian MIA

106-2A, Jalan PJU 1/3B, SunwayMas Commercial Centre

47301 Petaling Jaya, Selangor Darul Ehsan

Tel: (603) 7805 2850

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of QUESTCORP GLOBAL INC

No. 36-4, Jalan Metro Pudu

Fraser Business Park off Jalan Yew

55100 Kuala Lumpur, Malaysia

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Questcorp Global Inc (the ‘Company’) as of March 31, 2018 and 2017, and the related consolidated statements of income, stockholders’ equity, and cash flows for the each of the two years in the period ended of March 31, 2018 and 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2018 and 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Total Asia Associates PLT_
TOTAL ASIA ASSOCIATES PLT

We have served as the Company’s auditor since 2017.

Petaling Jaya, Malaysia

August 14, 2018

F-2

QUESTCORP GLOBAL INC.

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2018 and 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	March 31, 2018	March 31, 2017
	(Audited)	(Audited)
ASSETS
CURRENT ASSETS
Accounts receivables	$22,330	$24,174
Other receivables, prepayments and deposits	137,091	4,873
Amount due from related parties	377,757	116,021
Cash and cash equivalents	302,855	360,806
Total Current Assets	840,033	505,874

NON-CURRENT ASSETS
Plant and equipment, net	177,621	7,204
Investment, net	55	-
Total Non-Current Assets	177,676	7,204

TOTAL ASSETS	$1,017,709	$513,078

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payables	$1,615	$7,774
Other payables and accrued liabilities	64,207	80,971
Deferred Income, net	249,159	83,130
Amount due to director	1,523	1,499
Amounts due to related parties	622	-
Total Current Liabilities	317,126	173,374

TOTAL LIABILITIES	$317,126	$173,374

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 200,000,000 shares authorized, None issued and outstanding	-	-
Common stock, $0.0001 par value, 600,000,000 shares authorized, 112,085,000 and 109,000,000 shares issued and outstanding as of March 31, 2018 and March 31, 2017 respectively.	$11,209	$10,900
Additional paid-in capital	1,328,041	557,100
Accumulated other comprehensive (loss)/income	(26,262)	6,566
Accumulated losses	(609,739)	(234,862)
Non-controlling interest	(2,666)	-
TOTAL STOCKHOLDERS’ EQUITY	$700,583	$339,704

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,017,709	$513,078

See accompanying notes to consolidated financial statements.

F-3

QUESTCORP GLOBAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR YEAR ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	March 31, 2018	March 31, 2017
REVENUE	$608,374	$91,376

COST OF REVENUE	(403,220)	(52,611)

GROSS PROFIT	205,154	38,765

OTHER INCOME	57,622	4,109

SELLING AND DISTRIBUTION EXPENSES	(1,398)	(481)

ADMINISTRATIVE EXPENSES	(638,921)	(276,481)

OTHER OPERATING EXPENSES	-	(774)

PROFIT/(LOSS) BEFORE INCOME TAX	(377,543)	(234,862)

TAXES PROVISION	-	-

NET (LOSS)/PROFIT	$(377,543)	$(234,862)
Net loss attributable to non-controlling interest	2,666	-
Other comprehensive income/(loss):
- Foreign exchange translation adjustment	(32,828)	6,566

Total Comprehensive income/(loss)	$(407,705)	$(228,296)

Net income/(loss) per share- Basic and diluted	$(0.004)	$(0.003)

Weighted average number of common shares outstanding - Basic and diluted	110,534,326	61,768,165

See accompanying notes to consolidated financial statements.

F-4

QUESTCORP GLOBAL INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR YEAR ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	COMMON STOCK		ADDITIONAL	ACCUMULATED COMPREHENSIVE	ACCUMULATED	NON
	Number of Shares	Amount	PAID-IN CAPITAL	INCOME/ (LOSS)	INCOMES/ (LOSSES)	CONTROLING INTEREST	TOTAL EQUITY
Balance, March 31, 2017	109,000,000	$10,900	$557,100	$6,566	$(234,862)	$-	$339,704
Shares issued in private placement at $0.25 per share	3,085,000	309	770,941	-	-	-	771,250

Net loss	-	-	-	-	(374,877)	(2,666)	(377,543)

Foreign currency translation adjustment	-	-	-	(32,828)	-	-	(32,828)
Balance, March 31, 2018	112,085,000	$11,209	$1,328,041	$(26,262)	$(609,739)	$(2,666)	$700,583

See accompanying notes to consolidated financial statements

F-5

QUESTCORP GLOBAL INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR YEAR ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”))

(Audited)

	March 31, 2018	March 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(377,543)	$(234,862)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,590	8

Changes in operating assets and liabilities:
Accounts payable	(6,159)	7,774
Accounts receivable	1,844	(24,174)
Amount due from related parties	(261,736)	(116,021)
Other receivables, prepayments and deposits	(132,218)	(4,873)
Other payables and accrued liabilities	(16,142)	80,971
Deferred Income	166,029	83,130
Cash (used in)/generated from operating activities	(612,335)	(208,047)
Taxation paid	-	-
Net cash (used in)/generated from operating activities	(612,335)	(208,047)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property, Plant and Equipment	(184,007)	(7,212)
Investment	(55)	-
Net cash used in investing activities	(184,062)	(7,212)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of share capital	771,250	567,990
Advances from / (repayment to) directors	24	1,499
Net cash provided by financing activities	771,274	569,489

Effect of exchange rate changes on cash and cash equivalent	(32,828)	6,566

Net increase in cash and cash equivalents	(57,951)	360,796
Cash and cash equivalents, beginning of year	360,806	10
CASH AND CASH EQUIVALENTS, END OF YEAR	$302,855	$360,806

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-

See accompanying notes to consolidated financial statements.

F-6

QUESTCORP GLOBAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

Questcorp Global Inc., is organized as a Nevada limited liability company, incorporated on January 20, 2016. For purposes of financial statement presentation, Questcorp Global Inc. and its subsidiaries are herein referred to as “the Company” or “we”. The purpose of the Company and its subsidiaries is to provide coaching, consultancy, training and mentorship to clients through wholly owned subsidiaries. Our programs include, but are not limited to, helping clients to create multiple sources of income and gaining financial independence and training and coaching individuals to be competent Professional Trainers.

We have conducted our business through Quest Masteryasia Group Sdn. Bhd., a private limited liability company, incorporated in Malaysia. Quest International Group Limited, incorporated in Seychelles, is an investment holding company with 100% equity interest in Quest HK Limited, a company incorporated in Hong Kong, which subsequent hold 100% equity interest in Quest Masteryasia Group Sdn. Bhd... On January 20, 2016, Questcorp Global Inc. was organized to be the holding company parent to, and succeed to the operations of, Quest International Group Limited. The former unit holder of Quest International Group Limited became the unit holder of Questcorp Global Inc. and Quest International Group Limited became a wholly-owned subsidiary of Questcorp Global Inc. This transaction was accounted for as a transaction among entities under common control and the assets, liabilities, revenues and expenses of Quest International Group Limited were carried over to and combined with Questcorp Global Inc. at historical cost, and as if the transfer occurred at the beginning of the period. Prior periods have been retrospectively adjusted to furnish comparative information.

The Company, through its subsidiaries, mainly provide coaching, consultancy, training and mentorship services.

Details of the Company’s subsidiaries:

	Company name	Place and date of incorporation	Particulars of issued capital	Principal activities	Proportional of ownership interest and voting power held

1.	Quest International Group Limited	Seychelles January 20, 2016	1 share of ordinary share of US$1 each	Investment holding, coaching and consultancy	100%

2.	Quest HK Limited	Hong Kong, January 19, 2016	1 share of ordinary share of HK$1 each	Coaching, consultancy, training and mentorship	100%

3.	Quest Masteryasia Group Sdn. Bhd.	Malaysia, March 21, 2016	10 shares of ordinary share of RM 1 each	Coaching, consultancy, training and mentorship	100%

4.	Questcorp Australia Pty Ltd	Australia, September 04, 2017	100 shares of ordinary share of AU$1 each	Providing Money Mastery Mentorship Program & Certified Professional Training Program	51%

Questcorp Global Inc. and its subsidiaries are hereinafter referred to as the “Company”.

F-7

QUESTCORP GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company has adopted its fiscal year-end to be March 31.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Property, Plant and equipment

Property, Plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of property, plant and equipment are calculated on the straight-line method over their estimated useful lives as follows:

Classification	Estimated useful lives
Computer	2.5 years
Office equipment	10 years
Furniture & fittings	10 years
Office renovations	10 years
Signage	10 years

Expenditures for maintenance and repairs are expensed as incurred.

Deferred income

Deferred income refers to fees received in advance for services which have not yet been performed. Deferred income is classified on the consolidated balance sheet as current liability.

F-8

QUESTCORP GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Cost of revenue

Cost of revenue includes the workshop cost, trainer’s fees, partners share and all other costs that are directly attributable to the workshop.

Expenses

Expenses is primarily comprised of salary of staff and directors, travelling and accommodation, transportation fees such as petrol, toll and parking.

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue from services when the following four revenue criteria are met: (1) Persuasive evidence of an arrangement exists; (2) workshop has occurred (3) selling price is fixed or determinable; and (4) collectability is reasonably assured.

Revenue from the provision of services is recognized when the workshop is completed and there are no continuing obligations to the customer. Revenue is recorded net of sales discounts, returns, allowances, and other adjustments that are based upon management’s best estimates and historical experience and are provided for in the same period as the related revenue are recorded. Based on limited operating history, management estimates that there was no sales return for the period reported.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in this jurisdiction. As a result of its business activities, the Company will file tax returns that are subject to examination by the foreign tax authority.

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

F-9

QUESTCORP GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations and comprehensive income.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary in Malaysia maintains its books and record in its local currency, Ringgit Malaysia (“RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Translation of amounts from RM into US$1 and HK$1 into US$1 has been made at the following exchange rates for the respective periods:

	As of and for the	As of and for the
	year ended	year ended
	March 31, 2018	March 31, 2017
Period-end RM : US$1 exchange rate	3.86300	4.42300
Period-average RM : US$1 exchange rate	4.14450	4.23000
Period-end US$ : HK$1 exchange rate	0.12754	0.12877
Period-average US$ : HK$1 exchange rate	0.12800	0.12889
Period-end US$ : AU$1 exchange rate	0.77581	-
Period-average US$ : AU$1 exchange rate	0.78034	-

Fair value of financial instruments:

The carrying value of the Company’s financial instruments: cash and cash equivalents, and accounts payable and approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

F-10

QUESTCORP GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the years ended March 31, 2018 and 2017, the Company operates in one reportable operating segment in Malaysia.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In April 2014, the FASB issued ASU 2014-08 “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360) - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity”, which changes the threshold for reporting discontinued operations and adds new disclosures. The new guidance defines a discontinued operation as a disposal that “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The standard is required to be adopted by public business entities in annual periods beginning on or after December 15, 2014, and interim periods within those annual periods. Entities may “early adopt” the guidance for new disposals. The Company does not expect that the adoption will have a material impact on its financial statements. In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)” which clarifies and improves the principles for recognizing revenue and develops a common revenue standard for United States generally accepted accounting principles (U.S. GAAP) and International Financial Reporting Standards (IFRS) that among other things, improves comparability of revenue recognition practices and provides more useful information to users of financial statements through improved disclosure requirements. The amendments in ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period. The Company is currently reviewing the effect of this guidance on its revenue recognition.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact of the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In June 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements-Going concern (Subtopic 205-40) which provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. This guidance in ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company does not expect that the adoption will have a material impact on its financial statements.

In November 2014, FASB issued Accounting Standards Update No. 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force).The amendments permit the use of the Fed Funds Effective Swap Rate (also referred to as the Overnight Index Swap Rate, or OIS) as a benchmark interest rate for hedge accounting purposes. Public business entities are required to implement the new requirements in fiscal years (and interim periods within those fiscal years) beginning after December 15, 2015. All other types of entities are required to implement the new requirements in fiscal years beginning after December 15, 2015, and interim periods beginning after December 15, 2016. The Company does not expect the adoption of ASU 2014-16 to have a material impact on its financial statements.

In February 2015, the FASB issued ASU 2015-02 “Consolidation (Topic 810): Amendments to the Consolidation Analysis.” ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. The Company is currently in the process of evaluating the impact of the adoption of ASU 2015-02 on its financial statements.

In April 2015, the FASB issued ASU 2015-03 “Simplifying the Presentation of Debt Issuance Costs”, which changes the presentation of debt issuance costs in the financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. The guidance is effective for annual reporting periods beginning after December 15, 2016, with early adoption permitted. The guidance will be applied retrospectively to each period presented. The adoption of this standard update is not expected to have any impact on the Company’s financial statements.

F-11

QUESTCORP GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In July 2015, the FASB issued ASU 2015-11, Inventory, which requires an entity to measure inventory within the scope at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The effective date for the standard is for fiscal years beginning after December 15, 2016. Early adoption is permitted. The Company does not expect the adoption of ASU 2015-11 to have a material impact on its financial statements.

In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. To simplify the accounting for adjustments made to provisional amounts recognized in a business combination, the amendments eliminate the requirement to retrospectively account for those adjustments. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued. The Company does not expect the adoption of ASU 2015-16 to have a material impact on its financial statements.

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

3. PLANT AND EQUIPMENT

Property, plant and equipment as of March 31, 2018 are summarized below:

	Year Ended	Year Ended
	March 31, 2018	March 31, 2017
Software development (Work-In-Progress)	$9,707	$6,896
Computer	$27,851	$-
Office equipment	$40,520	$316
Furniture and fittings	$15,872	$-
Office renovations	$94,573	$-
Signage	$3,686	$-
Total property, plant and equipment	$192,209	$7,212
Total accumulated depreciation	$(14,588)	$(8)
Property, plant and equipment, net	$177,621	$7,204

Depreciation expense for the year ended March 31, 2018 and March 31, 2017 was $14,580 and $8 respectively.

4. INVESTMENT

The Company invested in Amircorp Inc. on 01 August 2017 for US$55 by acquiring 500,000 shares @ US$ 0.0001 per share. This constitute less than 1% of the total share capital.

5. DEFERRED INCOME

Deferred revenue refers to payments received in advance for services which have not yet been performed or goods which have not yet been delivered. These revenues are classified on the company’s balance sheet as a liability and not as an asset.

Deferred income consisted of the following as at March 31, 2018:

	Year Ended	Year Ended
	March 31, 2018	March 31, 2017
Money Mastery Mentorship Program (MMMP)	$197,722	$129,348
Certified Professional Training (CPT)	$115,699	$17,644
Wealth Advisor Investors (ADAM KHOO)	$54,311	$1,429
Building Smart Business	$401	$-
Stocktrading Mentorship Program	$1,331	$-
Total deferred income	$369,464	$148,421
Less : Deferred discount given	$(120,305)	$(65,291)
Total deferred income, net	$249,159	$83,130

F-12

QUESTCORP GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

6. PREPAID EXPENSES AND DEPOSITS

Prepaid expenses and deposits consisted of the following as at March 31, 2018:

	Year Ended	Year Ended
	March 31, 2018	March 31, 2017

Other receivables	$131,303	$5,687
Prepayments	$5,788	$(814)
Total prepaid expenses and deposits	$137,091	$4,873

7. OTHER PAYABLES AND ACCRUED LIABILITIES

	Year Ended	Year Ended
	March 31, 2018	March 31, 2017
Other payables	$13,196	$17,040
Accruals	$51,011	$63,931
Total payables and accrued liabilities	$64,207	$80,971

8. AMOUNT DUE TO DIRECTOR

	Year Ended	Year Ended
	March 31, 2018	March 31, 2017
Amount due to director	$1,523	$1,499

The amount due to the related parties are unsecured, interest-free and has no fixed terms of repayment.

9. AMOUNT DUE TO RELATED PARTIES

	Year Ended	Year Ended
	March 31, 2018	March 31, 2017
Due to related parties	$622	$-

The amount due to the related parties are unsecured, interest-free and has no fixed terms of repayment.

10 . INCOME TAX

For the year ended March 31, 2018 and 2017, the local (United States) and foreign components of loss before income tax were comprised of the following:

	Year Ended	Year Ended
	March 31, 2018	March 31, 2017
Tax jurisdictions from:
- Local	$(53,658)	$(78,821)
- Foreign, representing:
Seychelles	$(5,743)	$(3,100)
Hong Kong	(4,598)	(1,539)
Malaysia	(308,104)	(151,402)
Australia	$(5,440)	$-
Loss before income tax	$(377,543)	(234,862)

F-13

QUESTCORP GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

11 . INCOME TAX (CONT’D)

The provision for income taxes consisted of the following:

	Year Ended	Year Ended
	March 31, 2018	March 31, 2017
Current:
- Local	$-	$-
- Foreign	-	-
Deferred:
- Local	$-	$-
- Foreign	-	-
Income tax expense	$-	$-

The following table sets forth the significant components of the aggregate deferred tax assets of the Company for the year ended March 31, 2018 and 2017:

	Year Ended March 31, 2018	Year Ended March 31, 2017
Deferred tax assets:
Net operating loss carry forward
-United States of America	$(11,268)	$(27,587)
-Hong Kong	(759)	(254)
-Malaysia	(55,459)	(27,252)
-Australia	(1,632)	-
	$(69,118)	$(55,093)
Less: valuation allowance	69,118	55,093
Deferred tax assets	$-	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Seychelles, Hong Kong, Malaysia, and Australia that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America.

Seychelles

Under the current laws of the Seychelles, Quest International Group Limited is registered as an international business company which governs by the International Business Companies Act of Seychelles and there is no income tax charged in Seychelles.

Hong Kong

Quest HK Limited is subject to Hong Kong Profits Tax, which is charged at the statutory income tax rate of 16.5% on its assessable income.

Malaysia

Quest Masteryasia Group Sdn Bhd is subject to Malaysia Corporate Tax, which is charged at the statutory income tax rate range from 18% to 24% on its assessable income.

Australia

Questcorp Australia Pty Ltd is subject to the Corporate Income Tax governed by the Australia Taxation Authority.

F-14

QUESTCORP GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

12 . CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

The company did not have any major customers which constitute 100% of the Company’s revenues of accounts receivable for the years ended March 31, 2018.

(b)	Major vendors

The company did not have any major suppliers which constitute 100% of the Company’s purchases of accounts payable for the years ended March 31, 2018.

(c)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of profit and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of RM converted to US$, HK$ converted into US$ and AU$ converted into US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

13. COMMITMENTS AND CONTINGENCIES

On June 15, 2017 the company entered into a lease agreement by using another company, Castlefield Realty International Holdings Sdn Bhd (CRIH) owned by Mr See Kok Chong, to lease the office located at Fraser Business Park, Kuala Lumpur, Malaysia. The lease commenced on August 21, 2017 for a term of 3 years, with an option to extend for an additional 3 years. Quest Masteryasia Group Sdn Bhd will be paying on behalf of CRIH for all expenses relating to this lease of office.

As at March 31, 2018 the company has future rental payment of $150,142 for office premises due under a non-cancellable operating lease in the next twenty nine months.

Period ending March 31:	USD
2019	$62,128
2020	$62,128
2021	$25,887
$150,143

14 . SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2018 up through the date was the Company presented these audited consolidated financial statements. During the period, the Company did not have any material recognizable subsequent events.

F-15

QUESTCORP GLOBAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2018 AND 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

15 . RELATED PARTY TRANSACTIONS

Related parties are entities with common direct or indirect shareholders and/or directors. Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the party in making financial and operating decisions. The amount due from related parties is unsecured, interest-free and has no fixed terms of repayment.

The amount charged by related parties are as follows:

	Year Ended	Year Ended
	March 31, 2018	March 31, 2017
Accounting fees	$15,929	$7,091
Secretary fees	$1,378	$182
Payroll charges	$2,485	$886
Management fees	$51,924	$29,499
Trainer fees - See Kok Chong	$37,109	$-
Director fees - See Kok Chong	$28,954	$14,182
Incorporation fees	$-	5,490
Professional fees	$46,850	$42,200
Licence fees	$2,200	$2,200
Listing expenses	$(30,000)	$30,000
	$156,829	$131,730

The amount owing to related party, included in accounts payable, is as follows:

	Year Ended	Year Ended
	March 31, 2018	March 31, 2017
Training fees - Amount owing to See Kok Chong	$1,605	$-
	$1,605	$-

The amount due from related parties are as follows:

	Year Ended	Year Ended
	March 31, 2018	March 31, 2017
Masteryasia (M) Sdn Bhd	290,150	109,312
Quest Consulting Ltd	22,911	2,187
Castlefield Realty International Holdings Sdn Bhd	64,696	4,522
	377,757	116,021

F-16

Until _________________, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This Prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this Prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this Prospectus.

QUESTCORP GLOBAL INC.

666,667 SHARES OF COMMON STOCK

PROSPECTUS

F-17

PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering (assuming all shares are sold) are as follows:

SEC Registration Fee	$510
Auditor Fees	$10,000
Legal Fees	$8,000
EDGAR Fees	$3,500
Transfer Agent Fees	$5,000
TOTAL	$27,010

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

QUESTCORP GLOBAL INC.’s Bylaws allow for the indemnification of the Officer and/or Director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the Director, Officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a Director, Officer and/or person controlling QUESTCORP GLOBAL INC., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities to the three Affiliate Officers and Directors and 83 Non-Affiliate shareholders listed below that were not registered under the Securities Act of 1933, as amended.

On January 20, 2016, See Kok Chong subscribed 100,000 shares of our restricted common stock, at par value of $0.0001, as founder of QUESTCORP GLOBAL INC.

On January 20, 2016, See Kok Chong was appointed as members of our Board of Directors. See Kok Chong was also appointed as president, secretary and treasurer.

On January 20, 2016, See Kok Chong was appointed as Chief Executive Officer

On September 2, 2016, See Kok Chong, Manndis Holdings Sdn. Bhd. and Greenpro Asia Strategic SPC subscribed 81,900,000, 5,000,000 and 18,000,000 shares of our restricted common stock respectively, each with a par value of $0.0001 per share, from the Company. The $10,490 in proceeds went directly to the Company as working capital.

On December 2, 2016, we have issued an aggregate of 850,000 shares of our common stock to seven shareholders for a purchased price of $0.10 per share or for aggregate consideration of $85,000. The proceeds were used as working capital.

On December 10, 2016, we have issued an aggregate of 420,000 shares of our common stock to nine shareholders for a purchased price of $0.15 per share or for aggregate consideration of $63,000. The proceeds were used as working capital.

On December 17, 2016, we have issued an aggregate of 480,000 shares of our common stock to eight shareholders for a purchased price of $0.15 per share or for aggregate consideration of $72,000. The proceeds were used as working capital.

On December 20, 2016, we have issued an aggregate of 630,000 shares of our common stock to ten shareholders for a purchased price of $0.15 per share or for aggregate consideration of $94,500. The proceeds were used as working capital.

On December 30, 2016, we have issued an aggregate of 750,000 shares of our common stock to ten shareholders for a purchased price of $0.15 per share or for aggregate consideration of $112,500. The proceeds were used as working capital.

On January 30, 2017, we have issued an aggregate of 490,000 shares of our common stock to eight shareholders for a purchased price of $0.15 per share or for aggregate consideration of $73,500. The proceeds were used as working capital.

On February 27, 2017, we have issued an aggregate of 230,000 shares of our common stock to four shareholders for a purchased price of $0.15 per share or for aggregate consideration of $34,500. The proceeds were used as working capital.

II-1

On February 28, 2017, we have issued an aggregate of 150,000 shares of our common stock to four shareholders for a purchased price of $0.15 per share or for aggregate consideration of $22,500. The proceeds were used as working capital.

On August 18, 2017, we have issued an aggregate of 355,000 shares of our common stock to ten shareholders for a purchased price of $0.25 per share or for aggregate consideration of $88,750. The proceeds were used as working capital.

On August 23, 2017, we have issued an aggregate of 220,000 shares of our common stock to nine shareholders for a purchased price of $0.25 per share or for aggregate consideration of $55,000. The proceeds were used as working capital.

On September 5, 2017, we have issued an aggregate of 180,000 shares of our common stock to nine shareholders for a purchased price of $0.25 per share or for aggregate consideration of $45,000. The proceeds were used as working capital.

On September 12, 2017, we have issued an aggregate of 380,000 shares of our common stock to nine shareholders for a purchased price of $0.25 per share or for aggregate consideration of $95,000. The proceeds were used as working capital.

On October 10, 2017, we have issued an aggregate of 420,000 shares of our common stock to ten shareholders for a purchased price of $0.25 per share or for aggregate consideration of $105,000. The proceeds were used as working capital.

On October 12, 2017, we have issued an aggregate of 380,000 shares of our common stock to nine shareholders for a purchased price of $0.25 per share or for aggregate consideration of $95,000. The proceeds were used as working capital.

On October 16, 2017, we have issued an aggregate of 440,000 shares of our common stock to nine shareholders for a purchased price of $0.25 per share or for aggregate consideration of $110,000. The proceeds were used as working capital.

On October 26, 2017, we have issued an aggregate of 300,000 shares of our common stock to nine shareholders for a purchased price of $0.25 per share or for aggregate consideration of $75,000. The proceeds were used as working capital.

On November 6, 2017, we have issued an aggregate of 230,000 shares of our common stock to nine shareholders for a purchased price of $0.25 per share or for aggregate consideration of $57,500. The proceeds were used as working capital.

On November 10, 2017, we have issued an aggregate of 180,000 shares of our common stock to eight shareholders for a purchased price of $0.25 per share or for aggregate consideration of $45,000. The proceeds were used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Form of Attorney’s Opinion and Consent
10.1	Form of Subscription Agreement
23.1	Consent of Independent Accounting Firm “Total Asia Associates”
23.2	Consent of Attorney (contained in exhibit 5.1)

II-2

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 383(b) (ss.230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our Directors, Officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, Officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Malaysia, on February 8, 2018.

QUESTCORP GLOBAL INC.

By:	/s/ See Kok Chong
Name:	See Kok Chong
Title:	Chief Executive Officer and Director
(Principal Executive Officer, Principal Accounting and Financial Officer and Director)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity in Which Signed	Date

/s/ See Kok Chong	Chief Executive Officer	August 14, 2018
See Kok Chong	(Principal Executive Officer, Financial Officer and Director)

II-4